Geospatial Corporation S-1/A

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Geospatial Corporation

229 Howes Run Road

Sarver, PA 16055

We hereby consent to the use (incorporation by reference) in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2015 relating to the consolidated financial statements of Geospatial Corporation, which are contained (incorporated by reference) in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Goff Backa Alfera & Company, LLC

June 11, 2015